EXHIBIT 5.1

ROPES & GRAY LLP
PRUDENTIAL TOWER
800 BOYLSTON STREET
BOSTON, MA 02199-3600
WWW.ROPESGRAY.COM

August 10, 2017

MicroVision, Inc.

6244 185th Ave NE, Suite 100

Redmond, WA 98052

Re: Registration Statement on Form S-3 (File No. 333-211869) and the Registration Statement filed on August 10, 2017 pursuant to Rule 462(b) under the Securities Act of 1933 relating thereto.

Ladies and Gentlemen:

This opinion is furnished to you in connection with the above-referenced registration statements (the “Registration Statements”), the base prospectus dated June 22, 2016 (the “Base Prospectus”) and the prospectus supplement dated August 10, 2017 (collectively with the Base Prospectus, the “Prospectus”). The Prospectus relates to the offering by MicroVision, Inc. (the “Company”) of up to 5,476,191 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). We understand that the Shares are to be offered and sold in the manner described in the Prospectus.

We have acted as counsel for the Company in connection with the issuance of the Shares. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary. The opinions expressed below are limited to the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for as described in the Prospectus, will be validly issued, fully paid and non-assessable.

We hereby consent to your filing this opinion as an exhibit to a Current Report on Form 8-K to be incorporated by reference in the Registration Statements and to the use of our name under the caption “Legal Matters” in the Prospectus contained therein. Our consent shall not be deemed an admission that we are experts whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP